TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into to be effective as of the 2nd day of March, 1998, by and between THE STRATUS CORPORATION, an Illinois corporation ("Purchaser"), and NORTH KENT PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of January 21, 1998 (the "Original Agreement"), and that certain Escrow Agreement entered into as of January 21, 1998 (the "Escrow Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the Property (as defined in the Original Agreement); and

     WHEREAS, Seller and Purchaser now desire to terminate the Original Agreement and the Escrow Agreement pursuant to the terms and provisions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. All capitalized terms used in this Agreement, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Original Agreement.

     2. Seller and Purchaser hereby agree that if the Lease Termination Agreement between Seller and United Artists Theatre Circuit, Inc., a Maryland corporation (the "Lease Termination") is fully executed and Seller has received all consideration due to it under the Lease Termination then the Original Agreement and Escrow Agreement will be terminated as of the date first written above and shall be of no further legal force and effect.

     3. As additional consideration hereunder, Seller and Purchaser hereby release and forever discharge each other, and their respective partners, officers, directors, agents, trustees, beneficiaries, and employees, of and from any and all claims, acts, damages, demands, rights of action and causes of action which each party ever had, now has or in the future may have against the other, arising from or in any way connected with the Original Agreement.

     4. This Agreement may be executed in several counterparts, each constituting a duplicate original, but all such counterparts shall constitute one and the same instrument. This Agreement may be executed by facsimile signature by the parties hereto, and such facsimile signatures shall have the same force and effect as if manually signed.

                           [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Amendment is executed to be effective as of the date first set forth above.

                              PURCHASER:

                              THE STRATUS CORPORATION, an Illinois corporation

                              By:  /s/Michael P. Morrison
                                   ---------------------
                              Name:   Michael P. Morrison
                              Its:    President


                              SELLER:

                              NORTH KENT PARTNERS LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By:  North Kent Partners, Inc., an Illinois
                                   corporation, its general partner

                                   By:  /s/Jerry M. Ogle
                                        -----------------------------------
                                   Name:   Jerry M. Ogle
                                        -----------------------------------
                                   Its:    Managing Director and Secretary
                                        -----------------------------------